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                                                                    Exhibit 21.1


                        FINANCIAL PERFORMANCE CORPORATION

                         Subsidiaries of the Registrant

      The subsidiaries of the registrant are Michaelson Kelbick Partners Inc., Aspen Capital Management, LLC., and FPC Information Corp.